Exhibit 99

Allied Research Corporation

FOR IMMEDIATE RELEASE	For More Information, Contact:
January 2, 2003	John G. Meyer, Jr., COO & EVP
800-847-5322
Jim Drewitz, Investor Relations
972-355-6070

REMINDER: ALLIED RESEARCH ANNOUNCES
CORPORATE NAME CHANGE TO THE ALLIED DEFENSE GROUP, INC.

Stock Symbol Changes to ADG

VIENNA, Virginia, January 2, 2003 – Allied Research Corporation (AMEX: ALR) announces it has changed its corporate name to “The Allied Defense Group, Inc.” in order to better reflect the true nature of its business. Shareholders approved the name change at a Special Meeting on November 22, 2002. The Company’s current ticker symbol on the American Stock Exchange, “ALR,” will change to “ADG.” The name and symbol changes are effective January 2, 2003.

General (Ret) J. H. Binford Peay, III, Allied Research’s Chairman and Chief Executive Officer, said, “We are excited to provide a name for our shareholders that recognizes the successful diversification of the Company’s businesses and our vision for the future.”

About Allied Research Corp.
Allied Research Corporation is a diversified defense and security firm, developing and producing conventional ammunition, sophisticated security systems, innovative training and simulation products, and mission-critical safety and environmental products, for markets in all seven continents.

For more Information, please visit the Company web site: www.alliedresearch.com, or www.allieddefensegroup.com as of January 2, 2003.

Certain statements contained herein are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

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